Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Karl G. Glassman, Benjamin M. Burns, Jennifer J. Davis and S. Scott Luton, and each of them (with full power to each of them to act alone) severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and to sign on his or her behalf and in his or her name, place and stead (individually and in all capacities), a Registration Statement on Form S-8 with respect to securities (consisting of general unsecured obligations of the Company to pay the value of Diversified Investment Accounts, Stock Units convertible into shares of Company Common Stock, par value $.01 per share, and shares of Common Stock) to be sold pursuant to the Company’s 2005 Executive Stock Unit Program, as amended and restated; and in any and all capacities to sign any and all amendments (including post-effective amendments) and any and all other documents and instruments necessary or advisable in connection with such Registration Statement, and to file the same, with all exhibits thereto (including post-effective amendments) and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in multiple counterparts, and all such counterparts, collectively, shall constitute a single document.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities indicated on the 20th day of November, 2024.

Signature	Title

/s/ Karl G. Glassman Karl G. Glassman	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Benjamin M. Burns Benjamin M. Burns	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Tammy M. Trent Tammy M. Trent	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Angela Barbee Angela Barbee	Director

/s/ Mark A. Blinn Mark A. Blinn	Director

/s/ Robert E. Brunner Robert E. Brunner	Director

/s/ Mary Campbell Mary Campbell	Director

/s/ Manuel A. Fernandez Manuel A. Fernandez	Director

/s/ Joseph W. McClanathan Joseph W. McClanathan	Director

/s/ Srikanth Padmanabhan Srikanth Padmanabhan	Director

/s/ Jai Shah Jai Shah	Director

/s/ Phoebe A. Wood Phoebe A. Wood	Director